UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ModusLink Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:
	(7)	Form, Schedule or Registration Statement No.:
	(8)	Filing Party:
	(9)	Date Filed:

December 23, 2013

Re:	2013 Annual Meeting of Stockholders of ModusLink Global Solutions, Inc.
Adjourned With Respect to Proposal 2 Until January 15, 2014

Dear Stockholder:

ModusLink Global Solutions, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on December 18, 2013. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013.

At the Annual Meeting, the Company’s stockholders voted on and approved the following proposals found in the proxy statement: (i) Proposal 1 to elect Anthony Bergamo as a Class II Director and (ii) Proposal 3 to approve, on an advisory basis, the compensation of the Company’s named executive officers as reported in the proxy statement. The results of the voting on these proposals are described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013.

The Company adjourned the Annual Meeting to allow for additional time for stockholders to vote on Proposal 2 to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. The Annual Meeting will reconvene on January 15, 2014 at 9:00 a.m. Eastern time at the offices of Olshan Frome Wolosky LLP, located at 65 East 55th Street, New York, NY 10022 for the purpose of holding a stockholder vote on Proposal 2.

Proposal 2 would eliminate the classification of the Board and provide instead for the annual election of Directors commencing with the Company’s 2014 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2014

PLEASE VOTE TODAY FOR PROPOSAL 2

USING THE ENCLOSED PROXY

The Company believes that the declassification of the Board of Directors is consistent with best practices in corporate governance and in the best interests of the Company and its stockholders. We are therefore asking for your support at the Annual Meeting when it is reconvened by casting your vote “FOR” Proposal 2 to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. Approval of Proposal 2 requires the affirmative vote of 75% of the outstanding shares of the Company’s common stock entitled to vote.

Please vote your proxy today. If you need any assistance in voting, please contact our proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500 or toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

Sincerely,

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein
Chairman of the Board